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                                                                     EXHIBIT 3.3


                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                 THE INTERNATIONAL BUSINESS COMPANIES ORDINANCE
                                 (No. 8 OF 1984)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                          SEDCO FOREX HOLDINGS LIMITED

         NAME

1.       The name of the Company is Sedco Forex Holdings Limited.

         REGISTERED OFFICE

2. The Registered Office of the Company will be at Citco Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands.

         REGISTERED AGENT

3. The Registered Agent of the Company will be Citco B.V.I. Limited, Wickhams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands.

         GENERAL OBJECTS AND POWERS

4.       (1)      The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

         (2)      The Company may not

                  (a) carry on business with persons resident in the British Virgin Islands;

                  (b) own an interest in real property situated in the British Virgin Islands, other than a lease referred to in paragraph e of subclause (3);

                  (c) carry on banking business unless it is licensed to do so under the Banking Act;

                  (d) carry on business as an insurance or reinsurance company; or

                  (e) carry on the business of providing the registered office for companies.

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         (3)      For purposes of paragraph (a) of subclause (2), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if

                  (a) it makes or maintains deposits with a person carrying on business within the British Virgin Islands;

                  (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

                  (c) it prepares or maintains books and records within the British Virgin Islands;

                  (d) it holds, within the British Virgin Islands, meetings of its directors or members;

                  (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

                  (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Ordinance or under the Companies Act; or

                  (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Ordinance or under the Companies Act.

         (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

         (5) The Company shall have all powers to settle its assets or property or any part thereof in trust or transfer the same to any other Company whether for the protection of its assets or not and with respect to the transfer the Director may provide that the Company, its creditors, its members or any person having a direct or indirect interest in the Company as any of them may be the beneficiaries, creditors, members, certificate holders, partners or holders of any other similar interest.

         (6) The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and

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                  property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

         (7) Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 80 of the Ordinance be regarded as in the usual or regular course of the business carried on by the Company.

         (8) The Company shall exist for an indefinite term or until removed from the Register.

         CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.

         AUTHORISED CAPITAL

6.       The authorised capital of the Company is US$50,000.00.

         CLASSES, NUMBER AND PAR VALUE OF SHARES

7. The authorised capital is made up of one class and one series of shares divided into 50,000 shares of US$1.00 par value with one vote for each share.

         DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8. The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of directors, but the directors shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the aforesaid rights as to voting, dividends, redemption and distributions shall be identical in each separate class.

         VARIATION OF CLASS RIGHTS

9. If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.



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         RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

         SHARES

11. The number of shares in the Company into which the share capital is divided may at the discretion of the Directors be issued as registered shares or as shares issued to bearer.

         TRANSFER OF SHARES

12. Shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

13. Registered shares may be exchanged and converted into shares issued to bearer and shares issued to bearer may be exchanged and converted into registered shares.

14. Any notice or other information required by the Ordinance to be given to the holder of shares issued to bearer shall be given by publishing the same in a newspaper of general circulation in the British Virgin Islands or in such other newspaper if any as the Company may from time to time by resolution of directors determine.

         AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

15. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of directors.

         DEFINITIONS

16. The meanings of words in this Memorandum of Association are as defined in the Articles of Association annexed hereto.


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         We, CARIBBEAN CORPORATION COMPANY LIMITED of Citco Building, P.O. Box
662, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 4th day of January, 1990 in the presence of:

Witness                                     Subscriber



-----------------------                     ----------------------------
Road Town, Tortola                          For and on behalf of
Secretary                                   Caribbean Corporation
                                            Company Limited






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